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Exhibit 5.1

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

April 25, 2005

Cimarex Energy Co.
1700 Lincoln Street, Suite 1800
Denver, Colorado 80203

Re:
Registration Statement on Form S-4 of Cimarex Energy Co.

Ladies and Gentlemen:

        As counsel for Cimarex Energy Co., a Delaware corporation (the "Company"), we have examined the above-referenced Registration Statement on Form S-4 under the Securities Act of 1933, as amended and supplemented (the "Registration Statement"), that the Company is filing with the Securities and Exchange Commission with respect to the registration of 40,575,792 shares of its common stock, par value $0.01 per share (the "Shares") in connection with the proposed merger (the "Merger") of Cimarex Nevada Acquisition Co., a Nevada corporation and wholly owned subsidiary of the Company ("Merger Sub"), with and into Magnum Hunter Resources, Inc., a Nevada corporation ("Magnum Hunter"), pursuant to the Agreement and Plan of Merger by and among the Company, Merger Sub and Magnum Hunter, dated as of January 25, 2005, as amended (the "Merger Agreement"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        We have also examined the Company's Restated Certificate of Incorporation, Bylaws and the record of such of its corporate proceedings, certified as being true and correct by the Secretary of the Company, and such other certificates, instruments and documents as we have deemed necessary in order to express the opinion set forth below. In all such examinations, we have assumed without independent investigation or inquiry the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. We have relied as to factual matters upon and have assumed the accuracy of, the statements made in the certificates of officers of the Company delivered to us and the certificates and other statements or information of or from public officials and officers and representatives of the Company.

        Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that the Shares, when issued and sold in the manner and for the consideration contemplated by the Merger Agreement, will be validly issued, fully paid and nonassessable.

        The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws).

        The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any transactions other than the Merger, and may not be furnished to or filed with any person or entity (other than a governmental agency that may require a copy of our opinion) without the prior written consent of this firm.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Chapter III—The Stockholder Meetings, Voting and Other Information—Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ HOLME ROBERTS & OWEN LLP

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  Exhibit 5.1